UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Termination of a Material Definitive Agreement.

As previously disclosed, on January 5, 2024, ProMIS Neurosciences, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with BTIG, LLC, serving as agent (the “Agent”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, its common shares, no par value (the “Common Stock”), having an aggregate offering price of up to $25.0 million (the “Shares”) through the Agent (the “ATM Program”).

On July 21, 2025, the Company and BTIG mutually agreed to terminate the Agreement effective immediately as of July 21, 2025. The Company is not subject to any termination penalties related to the termination of the Agreement. Prior to termination, 75,862 of the Shares had been sold for gross proceeds of $190,274, and $24.8 million of the Shares remained available for sale pursuant to the Agreement. As a result of the termination of the Agreement, the Company will not offer or sell any additional shares under the ATM Program.

A copy of the Agreement was filed as Exhibit 1.1 to the Current Report on Form 8-K filed on January 5, 2024. The description of the Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K.

Item 8.01 Other Events.

On July 21, 2025, the Company announced that the U.S. Food and Drug Administration granted Fast Track Designation to PMN310, the Company’s lead therapeutic candidate in development for the treatment of Alzheimer’s disease.

In addition, the Company received Data and Safety Monitoring Board approval to dose escalate into its second 10 mg/kg dose cohort in its PMN310 Phase 1b clinical trial in Alzheimer's patients in May 2025. As of July 21, 2025, the Company had not observed any cases of amyloid-related imaging abnormalities (ARIA), including brain swelling or microhemorrhages during the trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: July 22, 2025	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer